PURCHASE AGREEMENT
                 Applebee's, Crestview Hills, KY


This AGREEMENT, entered into effective as of the 8th of October, 1996 .

l. Parties. Seller is AEI Net Lease Income & Growth Fund XIX Limited Partnership ("Seller"), Seller presently holds an undivided 14.6563% interest in the fee title to that certain real property legally described in the attached Exhibit "A". (the "Entire Property") Buyer is the Mark A. Benson Living Trust ("Buyer"). Seller wishes to sell and Buyer wishes to buy a portion as Tenant in Common of Seller's interest in the Entire Property.

2. Property. The Property to be sold to Buyer in this transaction
consists    of   an   undivided   13.5509   percentage   interest
(hereinafter, simply the "Property") as Tenant in Common and in all improvements located on the Entire Property.

3. Purchase Price . The purchase price for this percentage interest in the Property is $243,750, all cash.

4. Terms. The purchase price for the Property will be paid by Buyer as follows:

     (a)  When this agreement is executed, Buyer will pay  $5,000 to Seller (the "First Payment"). The First Payment will be credited against the purchase price when and if escrow closes and the sale is completed.

     (b) Buyer will deposit the balance of the purchase price, $238,750 (the "Second Payment") into escrow in sufficient time to allow escrow to close on the closing date.

5  Closing  Date.  Escrow shall close on or before September  15,
1996.

6 . Due Diligence. Buyer will have until the expiration of the fifth business day after delivery of each of following items, to be supplied by Seller, to conduct all of its inspections and due diligence and satisfy itself regarding each item, the Property, and this transaction.

     (a) The original and one copy of a title insurance commitment for an Owner's Title insurance policy (see paragraph 8 below).

     (b) Copies of a Certificate of Occupancy or other such document certifying completion and granting permission to permanently occupy the improvements on the Entire Property as are in Seller's possession.

     (c) Copies of an "as built" survey of the Property done concurrent with Seller's acquisition of the Property.

     (d) Lease of the Entire Property showing occupancy date, lease expiration date, rent, and Guarantys, if any, accompanied by such tenant financial statements as may have been provided most recently to Seller by the Tenant and/or Guarantors.

     It is a contingency upon Seller's obligations hereunder that two (2) copies of Co-Tenancy Agreement in the form attached hereto duly executed by Buyer and Seller and dated on escrow closing date be delivered to the Seller on the Closing date.



Buyer Initial: M
Purchase Agreement for Applebee's, Crestview Hills, KY





      Buyer may cancel this agreement for ANY REASON in its sole discretion by delivering a cancellation notice, return receipt requested, to Seller and escrow holder before the expiration of any review period or inspection period. Such notice shall be deemed effective only upon receipt by Seller.

      If Buyer cancels this Agreement as permitted under this Section, except for any escrow cancellation fees and any liabilities under sections 15(a) of this agreement (which will survive), Buyer (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall be returned its First Payment, and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Seller or anyone else.

      Buyer irrevocably will be deemed to have canceled this Agreement and relinquish all rights in and to the Property unless Buyer makes the Second Payment when required. If this Agreement is not canceled and the Second Payment is made when required, all of Buyer's conditions and contingencies will be deemed satisfied.

7. Escrow. Escrow shall be opened by Seller and funds deposited in escrow upon acceptance of this agreement by both parties.. The escrow holder will be a nationally-recognized escrow company selected by Seller. A copy of this Agreement will be delivered to the escrow holder and will serve as escrow instructions together with the escrow holder's standard instructions and any additional instructions required by the escrow holder to clarify its rights and duties (and the parties agree to sign these additional instructions). If there is any conflict between these other instructions and this Agreement, this Agreement will control.

8. Title. Closing will be conditioned on the agreement of a title company selected by Seller to issue an Owner's policy of title insurance, dated as of the close of escrow, in an amount equal to the purchase price, insuring that Buyer will own insurable title to the Property subject only to: the title company's standard exceptions; current real property taxes and assessments; survey exceptions; and other items of record disclosed to Buyer during the contingency period.

      Buyer shall be allowed five (5) days after receipt of said commitment for examination and the making of any objections to marketability thereto, said objections to be made in writing or deemed waived. If any objections are so made, the Seller shall be allowed eighty (80) days to make such title marketable or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to make title marketable, or is unable to make title marketable or obtain insurable title, (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof) Buyer's First Payment shall be returned and this Agreement shall be null and void and of no further force and effect.

     Pending correction of title, the payments hereunder required shall be postponed, but upon correction of title and within ten
(10) days after written notice of correction to the Buyer, the parties shall perform this Agreement according to its terms.

     9. Closing Costs. Seller will pay the deed stamp taxes and one-half of escrow fees, and any brokerage commissions payable. Seller shall pay for the cost of issuing the title commitment. Buyer will pay all recording fees, one-half of the escrow fees, the costs of an update to the Survey in Seller's possession (if an update is required by Buyer) and the title insurance premium for an Owner's policy if Buyer wishes to purchase one. Each party will pay its own attorneys' fees and costs to document and close this transaction.




Buyer Initial: M
Purchase Agreement for Applebee's, Crestview Hills, KY





     10.  Real Estate Taxes, Special Assessments and Prorations.

     (a)  Because the Entire Property (of which the Property is a part) is subject to a triple net lease (as further set forth in paragraph 11(a)(i), the parties acknowledge that there shall be no need for a real estate tax proration. However, Seller represents that to the best of its knowledge, all real estate taxes and installments of special assessments due and payable in all years prior to the year of Closing have been paid in full. Unpaid levied and pending special assessments existing on the date of Closing the responsibility of Buyer and Seller in proportion to their respective Tenant in Common interests. Seller and Buyer shall likewise pay all taxes due and payable in the year after Closing and any unpaid installments of special assessments payable therewith and therafter, if such unpaid levied and pending special assessments and real estate taxes are not paid by any tenant of the Entire Property.

     (b) All income and all operating expenses from the Entire Property shall be prorated between the parties and adjusted by them as of the date of Closing. Seller shall be entitled to all income earned and shall be responsible for all expenses incurred prior to the date of Closing, and Buyer shall be entitled to its proportionate share of all income earned and shall be responsible for its proportionate shall of all operating expenses of the Property incurred on and after the date of closing.

11.  Seller's Representation and Agreements.

     (a)  Seller represents and warrants as of this date that:

     (i) Except for the lease in existence between Seller and Thomas & King, Inc. dated June 15, 1993, Seller is not aware of any leases of the Property.

     (ii)   It  is  not  aware  of  any  pending  litigation   or
     condemnation proceedings against the Property or Seller's interest in the Property.

     (iii) Except as previously disclosed to Buyer and as set forth in paragraph (c) below, Seller is not aware of any contracts Seller has executed that would be binding on Buyer after the closing date.

     (b) Provided that Buyer performs its obligations when required, Seller agrees that it will not enter into any new contracts that would materially affect the Property and be binding on Buyer after the closing date without Buyer's prior consent, which will not be unreasonably withheld. However, Buyer acknowledges that Seller retains the right both prior to and after the Closing Date to freely transfer all or a portion of Seller's remaining undivided interest in the Entire Property provided such sale shall not encumber the Property being purchased by Buyer in violation of the terms hereof or the contemplated Co-Tenancy Agreement.


12.  Disclosures.

     (a) To the best of Seller's knowledge: there are now, and at the Closing there will be, no material, physical or mechanical defects of the Property, including, without limitation, the plumbing, heating, air conditioning, ventilating, electrical systems, and all such items are in good operating condition and repair and in compliance with all applicable governmental , zoning and land use laws, ordinances, regulations and requirements.




     Buyer Initial: M
     Purchase Agreement for Applebee's, Crestview Hills, KY





     (b) To the best of Seller's knowledge: the use and operation of the Property now is, and at the time of Closing will be, in full compliance with applicable building codes, safety, fire, zoning, and land use laws, and other applicable local, state and federal laws, ordinances, regulations and requirements.

     (c) Seller knows of no facts nor has Seller failed to disclose to Buyer any fact known to Seller which would prevent Buyer from using and operating the Property after the Closing in the manner in which the Property has been used and operated prior to the date of this Agreement.

     (d) To the best of Seller's knowledge: the Property is not, and as of the Closing will not be, in violation of any federal, state or local law, ordinance or regulations relating to industrial hygiene or to the environmental conditions on, under, or about the Property including, but not limited to, soil and groundwater conditions. To the best of Seller's knowledge: there is no proceeding or inquiry by any governmental authority with respect to the presence of Hazardous Materials on the Property or the migration of Hazardous Materials from or to other property. Buyer agrees that Seller will have no liability of any type to Buyer or Buyer's successors, assigns, or affiliates in connection with any Hazardous Materials on or in connection with the Property either before or after the Closing Date.

     (e) Buyer agrees that it shall be purchasing the Property in its then present condition, as is, where is, and Seller has no obligations to construct or repair any improvements thereon or to perform any other act regarding the Property, except as expressly provided herein.

     (f) Buyer acknowledges that, having been given the opportunity to inspect the Property and such financial information on the Lessee and Guarantors of the Lease as Buyer or its advisors shall request, Buyer is relying solely on its own investigation of the Property and not on any information provided by Seller or to be provided except as set forth herein. Buyer further acknowledges that the information provided and to be provided by Seller with respect to the Property and to the Lessee and Guarantors of Lease was obtained from a variety of sources and Seller neither (a) has made independent investigation or verification of such information, or (b) makes any representations as to the accuracy or completeness of such information. The sale of the Property as provided for herein is made on an "AS IS" basis, and Buyer expressly acknowledges that, in consideration of the agreements of Seller herein, except as otherwise specified herein, Seller makes no Warranty or representation, Express or Implied, or arising by operation of law, including, but not limited to, any warranty or condition, habitability, tenantability, suitability for commercial purposes, merchantability, or fitness for a particular purpose, in respect of the Property.

13.  Closing.

     (a) Before the closing date, Seller will deposit into escrow an executed warranty deed conveying insurable title of the Property to Buyer.

     (b) On or before the closing date, Buyer will deposit into escrow: the balance of the purchase price when required under Section 4; any additional funds required of Buyer, (pursuant to this agreement or any other agreement executed by Buyer) to close escrow. Both parties will sign and deliver to the escrow holder any other documents reasonably required by the escrow holder to close escrow.





     Buyer Initial: M
     Purchase Agreement for Applebee's, Crestview Hills, KY



     (c) On the closing date, if escrow is in a position to close, the escrow holder will: record the deed in the official records of the county where the Property is located; cause the title company to commit to issue the title policy; immediately deliver to Seller the portion of the purchase price deposited into escrow by cashier's check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the escrow holder's certified closing statement and take all other actions necessary to close escrow.

14. Defaults. If Buyer defaults, Buyer will forfeit all rights and claims and Seller will be relieved of all obligations and will be entitled to retain all monies heretofore paid by the Buyer. Seller shall retain all remedies available to Seller at law or in equity.

     If Seller shall default, Buyer irrevocably waives any rights to file a lis pendens, a specific performance action or any other claim, action or proceeding of any type in connection with the Property or this or any other transaction involving the Property, and will not do anything to affect title to the Property or hinder, delay or prevent any other sale, lease or other transaction involving the Property (any and all of which will be null and void), unless: it has paid the First Payment, deposited the balance of the second payment for the purchase price into escrow, performed all of its other obligations and satisfied all conditions under this Agreement, and unconditionally notified Seller that it stands ready to tender full performance, purchase the Property and close escrow as per this Agreement, regardless of any alleged default or misconduct by Seller. Provided, however, that in no event shall Seller be liable for any actual, punitive, consequential or speculative damages arising out of any default by Seller hereunder.

15.  Buyer's Representations and Warranties.

     a.  Buyer represents and warrants to Seller as follows:

     (i) In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as Seller or the Title Company may require and be reasonable in order to consummate the transactions contemplated herein.

     (ii) Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

     (iii) To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.

16.  Damages, Destruction and Eminent Domain.

     (a) If, prior to closing, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement to the extent that the cost of repair exceeds $10,000.00, this Agreement shall become null and void, at Buyer's option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 6 hereof have been satisfied, or waived; and (ii) any five-day period provided for above in this




     Buyer Initial: M
     Purchase Agreement for Applebee's, Crestview Hills, KY



     Subparagraph 16a for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to all insurance proceeds (pro-rata in relation to the Entire Property) resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of any Tenant of the Entire Property.

     If the cost of repair is less than $10,000.00, Buyer shall be obligated to otherwise perform hereinunder with no adjustment to the Purchase Price, reduction or abatement, and Seller shall assign Seller's right, title and interest in and to all insurance proceeds pro-rata in relation to the Entire Property, subject to rights of any Tenant of the Entire Property.

     (b) If, prior to closing, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void, at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to any award made, or to be made, in the condemnation proceeding pro-rata in relation to the Entire Property, subject to rights of any Tenant of the Entire Property.

      In the event that this Agreement is terminated by Buyer as provided above in Subparagraph 16a or 16b, the First Payment shall be immediately returned to Buyer (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof).

17.  Buyer's 1031 Tax Free Exchange.

      While Seller acknowledges that Buyer is purchasing the Property as "replacement property" to accomplish a tax free exchange, Buyer acknowledges that Seller has made no representations, warranties, or agreements to Buyer or Buyer's agents that the transaction contemplated by the Agreement will qualify for such tax treatment, nor has there been any reliance thereon by Buyer respecting the legal or tax implications of the transactions contemplated hereby. Buyer further represents that it has sought and obtained such third party advice and counsel as it deems necessary in regards to the tax implications of this transaction.

      Buyer  wishes  to  novate/assign the ownership  rights  and
interest       of      this      Purchase      Agreement       to
                              who  will  act  as  Facilitator  to
perfect  the 1031 exchange by preparing an agreement of  exchange
of  Real Property whereby                             will be  an
independent third party purchasing the ownership interest in subject property from Seller and selling the ownership interest in subject property to Buyer under the same terms and conditions as documented in this Purchase Agreement. Buyer asks the Seller to cooperate in the perfection of such an exchange at no additional cost or expense or delay in time. Buyer hereby indemnifies and holds Seller harmless from any claims and/or actions resulting from said exchange. Pursuant to the direction
of                         , Seller will  deed  the  property  to
Buyer.

18.  Miscellaneous.

     (a) This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the



     Buyer Initial: M
     Purchase Agreement for Applebee's, Crestview Hills, KY





     other   matters  described,  and  it  supersedes  any  other
     agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

     (b) If this escrow has not closed by September 15, 1996 through no fault of Seller, Seller may either, at its election, extend the closing date or exercise any remedy available to it by law, including terminating this Agreement.

     (c) Funds to be deposited or paid by Buyer must be good and clear funds in the form of cash, cashier's checks or wire transfers.

     (d) All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

     If to Seller:

          Attention:  Robert P. Johnson
          AEI Net Lease Income & Growth Fund XIX Limited Partnership 1300 Minnesota World Trade Center, 30 E. 7th St.
          St. Paul, MN  55101

     If to Buyer:

          Mark A. Benson, Trustee
          Mark A. Benson Living Trust
          745 Bowhill Rd.
          Hillsborough, CA  94010


      When accepted, this offer will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller and their respective successors and assigns. Buyer is submitting this offer by signing a copy of this offer and delivering it to Seller along with the $5,000 First Payment, which, if accepted, will be deposited in to escrow by Seller. Seller has five (5) business days from receipt within which to accept this offer.

      IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the day and year above first written.

BUYER: Mark A. Benson Living Trust

     By: /s/ Mark A. Benson, Trustee
             Mark A. Benson, Trustee

SELLER: AEI NET LEASE INCOME & GROWTH FUND XIX LIMITED PARTNERSHIP, a Minnesota limited partnership.

     By: AEI Fund Management XIX, Inc., its corporate  general partner

     By: /s/ Robert P. Johnson
             Robert P. Johnson, President




     Buyer Initial:
     Purchase Agreement for Applebee's, Crestview Hills, KY










                              EXHIBIT A


     A certain tract or parcel of land situated in the County of Kenton, in the Commonwealth of Kentucky, and in the City of Crestview Hills, commencing at a corner formed by the intersection of the northwesterly right-of-way of Turkeyfoot Road, also known as the State Route 1303, with the southerly right-of-way of Interstate Route 275; thence from said corner South 34 42'34" West, along the Northwesterly right-of-way of Turkeyfoot Road 372.64 feet to an iron pin; thence leaving said right-of-way, North 41 57' 00" West 309.17 feet to a point; said point being the TRUE POINT OF BEGINNING; thence along a new division line, south 48 03' 00" West,
     160.11 feet; thence North 83 42' 30" West 21.31 feet to a point on the Northeasterly right-of-way of Crestview Hills Mall; thence along said right-of-way, North 35 28' 00" West,
     169.31 feet; thence along a curve to the left, having a radius of 454..41 feet, chord bearing of North 45 17' 42" West 155.13 feet, and a total arc length of 155.89 feet, to an iron p in; thence leaving said right-of-way and with the East line of the City of Crestview Hills Property, Deed Book 855, Page 45, North 34 52' 37" East, 128.49 feet to an iron pin; thence leaving the East line of said City of Crestview
     Hills   Property,   and  with  the  South  right-of-way   of
     Interstate  275 Eastbound Ramp "D," south 61  22'  45"  East
     99.39 feet to an iron pin; thence continuing with said right-of-way, south 72 52' 01" East, 108.09 feet to an iron pin; thence North 84 20' 21" East, 90.33 feet to an iron pin; thence leaving said right-of-way and with the West line of
     J. Thomas Gallenstein et al. Property, Deed Book 952, Page 314, south 48 03' 00" West 122.28 feet to an iron pin; thence along the South line of said J. Thomas Gallenstein et al., South 41 57' 00" East 128.34 feet to the TRUE POINT OF BEGINNING.

     The parcel contains 1.4205 acres of land and is subject to all legal easements and rights-of-way of record.

     The above description was prepared by Jay F. Bayer, Kentucky
     Land  Surveyor #2916.

     Being the same property conveyed to Thomas and King, Inc., a South Carolina corporation, by West Shell, Inc., a Kentucky corporation, by deed dated December 15,1 992, and of record in Deed Book 1089, Page 346, in the Kenton County Clerk's Office.

     Provided,  however, that the Grantor retains a fifteen  foot
     (15') storm sewer easement upon the above-described 1.4205-acre parcel, the centerline of said easement being described as follows:

     Situated in the city of Crestview Hills, Count of Kenton, commonwealth of Kentucky, and being a 15-foot wide strip of land extending 7.5 feet on each side of the following described centerline:

     Beginning at a point in the grantor's Southeast boundary line found by measuring from the intersection of the South right-of-way line of Interstate 275 and the south right-of-way line of State Route 1303 (Turkeyfoot Road), south 34 42'34" West, 372.64 feet along said right-of-way of State Route 1303, North 41 57' 00" West, 309.17 feet, thence South 48 03' 00" West, 54.00 feet along the grantor's southeast boundary line, said point being the TRUE POINT OF BEGINNING;

     thence North 12 57' 00" West, 60.00 feet;

     The   above  description  was  prepared  by  Jay  F.  Bayer,
     Registered  Land  Surveyor  #2916  in  the  Commonwealth  of
     Kentucky.

     TOGETHER WITH a certain License Agreement between West Shell, Inc. as Licensor and Thomas King, Inc. d/b/a Applebee's Restaurant as Licensee, dated December 1, 1992 and recorded December 18, 1992, in Book 105, Page 59 of the Clerk's Office of Kenton County, Kentucky.